Exhibit 99.1

Comera Life Sciences Provides Business Highlights and Reports

Financial Results for the Second Quarter 2022

WOBURN, Mass.—August 10, 2022— Comera Life Sciences Holdings, Inc. (Nasdaq: CMRA), a life sciences company developing a new generation of bio-innovative biologic medicines to improve patient access, safety, and convenience, today provided a business update and reported financial results for the quarter ended June 30, 2022.

“This has been a historic year for Comera, as we have transitioned into a public company, completed a significant collaboration with Intas, and made important progress in strengthening our team and capabilities. These advancements have us well positioned to execute on our long-term strategy to leverage our SQore™ platform,” said Jeff Hackman, President, Chief Executive Officer and Chairman of Comera. “Transforming the delivery of biologics from intravenous (IV) to subcutaneous (SQ) forms has the potential to reduce healthcare costs and improve patient quality of life by offering patients self-injectable treatments that support greater independence and create value for our shareholders.”

Q2 2022 and Recent Business Highlights

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In May 2022, Comera Life Sciences, Inc. completed its business combination with OTR Acquisition Corp., a publicly traded special purpose acquisition company (SPAC). Comera began trading on the Nasdaq Capital Market under the symbol “CMRA” on May 20, 2022.

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In April 2022, Comera and Intas Pharmaceuticals Ltd. (Intas) announced a research collaboration to develop a new generation of bio-innovative biologic medicines to improve patient access, safety, and convenience. Under the terms of the partnership agreement, Comera will develop a differentiated formulation of an Intas product using Comera’s innovative proprietary SQore™ formulation platform. Intas will initially provide research funding with the option to acquire global rights to the formulation through an exclusive license with responsibility for subsequent development and commercialization.

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In June 2022, Comera expanded its patent portfolio with the issuance of U.S. Patent No. 11,357,857, which provides Comera exclusive rights pertaining to certain excipients in its SQore™ platform as viscosity-lowering agents to significantly optimize filtration efficiency of protein solutions during the biologics manufacturing process. The patent reflects a significant addition to Comera’s current intellectual property portfolio and expands the potential commercial applications of SQore™, broadening patent protections beyond use in therapeutic antibody formulations to include manufacturing process enhancement.

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In June 2022, Comera appointed Michael Campbell as Executive Vice President and Chief Financial Officer. He had served as interim Chief Financial Officer since April 13, 2022. Campbell has over 30 years of financial leadership experience across global public companies, spanning corporate finance, accounting and reporting, investor relations, corporate tax, international business operations and mergers and acquisitions.

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In July 2022, Comera announced favorable topline results from its SEQURUS-1 study. The results of this preclinical study provide supportive evidence of safety of Comera’s lead caffeine-based SQore™ excipient when administered as a SQ biologic drug product formulation with a monoclonal antibody (mAb). SEQURUS-1 demonstrated no evidence of local or systemic toxicity of caffeine when administered subcutaneously with ipilimumab, a mAb therapy that works to activate the immune system by targeting CTLA-4 to treat melanoma, in animals. Furthermore, a rapid clearance of caffeine was seen within eight hours from test animals, in line with modeled predictions. Initial data also demonstrate no evidence of caffeine impact on ipilimumab absorption.

Second Quarter 2022 Financial Results

Comera reported revenues of $147 thousand for the three months ended June 30, 2022, compared to $71 thousand for the same period in 2021, with the increase primarily related to an increase in research activities performed under customer contracts.

Cost of revenue totaled $55 thousand for the three months ended June 30, 2022, compared to $58 thousand for the same period in 2021.

Research and development expenses totaled $369 thousand for the three months ended June 30, 2022, compared to $680 thousand for the same period in 2021, with the decrease due primarily to a one-time increase in stock compensation related to the issuance of shares that immediately vested due to the 2021 corporate reorganization, partially offset by higher lab supplies and material costs.

General and administrative expenses totaled $3.3 million for the three months ended June 30, 2022, compared to $1.2 million for the same period in 2021, due primarily to an increase in transaction-related costs, patent fees, salaries expense, and stock-based compensation.

Comera reported a net loss of $9.3 million, or $1.14 loss per share for the three months ended June 30, 2022, primarily driven by transaction and transaction-related costs, as compared to a net loss of $2.0 million, or $0.68 loss per share, for the same period in 2021.

Comera had $5.0 million in cash, cash equivalents and restricted cash as of June 30, 2022.

About Comera Life Sciences

Leading a compassionate new era in medicine, Comera Life Sciences is applying a deep knowledge of formulation science and technology to transform essential biologic medicines from intravenous (IV) to subcutaneous (SQ) forms. The goal of this approach is to provide patients with the freedom of self-injectable care, reduce institutional dependency and to put patients at the center of their treatment regimen.

To learn more about the Comera Life Sciences mission, as well as the proprietary SQore™ platform, visit https://comeralifesciences.com/.

Forward-Looking Statements

This press release contains includes “forward-looking statements” within the meaning of the federal securities laws including statements regarding our ability to execute on our long-term strategy. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including, but not limited to: risks that the recently completed business combination disrupts the Company’s current plans and ability to retain its employees; the Company’s ability to maintain the listing of its securities on the Nasdaq Capital Market; the effect of the COVID-19 pandemic on the Company’s business; the price of the Company’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which the Company plans to operate, variations in performance across competitors, changes in laws and regulations affecting the Company’s business and changes in the capital structure; the ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities; the risk of downturns and the possibility of rapid change in the highly competitive industry in which the Company operates; the risk that the Company and its current and future collaborators are unable to successfully develop and commercialize the Company’s products or services, or experience significant delays in doing so; the risk that we will be unable to continue to attract and retain third-party collaborators, including collaboration partners and licensors; the risk that the Company may never achieve or sustain profitability; the risk that the Company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; the risk that the Company experiences difficulties in managing its growth and expanding operations; the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations; the risk that the Company is unable to secure or protect its intellectual property; the risk that the Company is unable to secure regulatory approval for its product candidates; general economic conditions; and other risks and uncertainties indicated in the Current Report on Form 8-K filed with the SEC on May 25, 2022 under “Risk Factors” and in other filings that have been made or will be made with the SEC. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Comera’s Current Report on Form 8-K filed with the SEC on May 25, 2022 and other documents filed by Comera from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Comera assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Comera can give no assurance that it will achieve its expectations.

Contacts

Comera Investor

John Woolford

ICR Westwicke

John.Woolford@westwicke.com

Comera Press

Karen Chase

ICR Westwicke

Karen.Chase@westwicke.com

COMERA LIFE SCIENCES HOLDINGS, INC.

BALANCE SHEETS

(unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$4,938,788	$6,510,140
Accounts receivable	100,000	—
Due from related parties	—	286
Prepaid expenses and other current assets	372,061	270,648

Total current assets	5,410,849	6,781,074
Restricted cash	50,000	50,000
Property and equipment, net	216,380	234,167
Right of use asset	410,238	320,373
Security deposit	43,200	32,200

Total assets	$6,130,667	$7,417,814

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,425,729	$416,941
Accrued expenses and other current liabilities	906,777	506,611
Lease liability - current	191,400	121,552

Total current liabilities	2,523,906	1,045,104
Derivative warrant liabilities	831,939	—
Lease liability - noncurrent	221,879	201,504

Total liabilities	3,577,724	1,246,608
Commitments and contingencies
Series A convertible preferred stock	4,345,022	—
Convertible preferred stock	—	20,857,453
Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 150,000,000 shares authorized; 15,937,185 and 308,443 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	1,594	31
Additional paid-in capital	27,070,815	2,213,547
Accumulated deficit	(28,864,488)	(16,899,825)

Total stockholders’ deficit	(1,792,079)	(14,686,247)

Total liabilities, convertible preferred stock and stockholders’ deficit	$6,130,667	$7,417,814

COMERA LIFE SCIENCES HOLDINGS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$146,726	$70,917	$242,060	$158,731
Cost of revenue	54,543	57,567	99,067	73,709
Operating expenses:
Research and development	368,553	679,635	855,770	998,709
General and administrative	3,337,721	1,237,547	5,353,966	1,684,138

Total operating expenses	3,706,274	1,917,182	6,209,736	2,682,847

Loss from operations	(3,614,091)	(1,903,832)	(6,066,743)	(2,597,825)
Other income (expense), net:
Change in fair value of derivative warrant liabilities	1,454,440	—	1,454,440	—
Reverse recapitalization issuance costs in excess of gross proceeds	(6,925,617)	—	(6,925,617)	—
Gain on debt extinguishment	—	—	—	160,588
Change in fair value of convertible notes	—	(76,738)	—	(76,738)
Interest expense	—	—	(77)	—
Other expense, net	—	—	(426,666)	—

Total other (expense) income, net	(5,471,177)	(76,738)	(5,897,920)	83,850

Net loss and comprehensive loss	(9,085,268)	(1,980,570)	(11,964,663)	(2,513,975)

Less: accretion of convertible preferred stock to redemption value	(201,168)	—	(201,168)	—

Net loss attributable to common stockholders or unit holders	$(9,286,436)	$(1,980,570)	$(12,165,831)	$(2,513,975)

Net loss per share or unit attributable to common stockholders or unit holders - basic and diluted	$(1.14)	$(0.68)	$(2.75)	$(0.43)
Weighted-average number of common shares or units used in computing net loss per share or unit attributable to common stockholders or unit holders - basic and diluted	8,142,383	2,909,613	4,430,401	5,861,392